EXHIBIT 10.5

Revolving Loan and Security Agreement

Principal: $5,000,000.00	Loan Date: August 26, 2004	Maturity: February 1, 2005

Borrower:	Desert Capital Reit, Inc.	Lender:	Beresford Bancorporation, Inc.
	357 Renaissance Drive, Suite A		600 Main Street
	Las Vegas, NV 89919		Britton, SD 57430
(605) 448-2643

     This Revolving Loan Agreement (“Agreement”) is entered into this date by and between Desert Capital Reit, Inc., a Nevada Corporation (“Borrower”) and Beresford Bancorporation, Inc. (“Lender”).

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

     Section 1. Periodic Loans. During the term hereof, Lender hereby agrees to make periodic loans to the Borrower in an aggregate principal amount at any one time outstanding, not to exceed Five Million Dollars ($5,000,000.00) (“Maximum Amount”). During the term hereof, from time to time Borrower may notify the Lender of its need to borrow funds pursuant to this Agreement. Within two business days of receipt of such notice from the Borrower seeking to borrow funds, the Lender shall forward such funds to the Borrower up to, but no in excess of, the Maximum Amount. This is a revolving loan. The amount repaid may be reborrowed during the term.

     Section 2. Periodic Finance Charges. All principal and interest then outstanding shall bear interest at the floating rate of the 10 year treasury bill plus 3% per annum.

     Section 3. Payments. All interest outstanding shall be due and payable by the Borrower on a monthly basis in arrears. All principal and interest then outstanding shall be due and payable by the Borrower to the Lender on February 1, 2005. The Borrower may, from time to time, in the Borrower’s discretion, make one or more periodic payments to the Lender. Such payments shall be credited to the Borrower’s account on the date that such payment is physically received by the Lender. Such payments shall be applied first to the interest outstanding, and then to the principal outstanding.

     Section 4. Term. This Agreement shall begin this date and shall terminate on February 1, 2005, unless terminated earlier pursuant to the default provisions of this Agreement or extended by mutual agreement. Borrower has option to extend the agreement until February 1, 2006 if there are no defaults.

     Section 5. Creation of Security Interest. In order to secure the payment of the principal and interest now or hereafter owed by the Borrower to the Lender, the Borrower hereby grants to the Lender a security interest in the property described below on the terms and conditions set forth in this Agreement. The Borrower shall execute any financing statements regarding the Collateral, pursuant to the Uniform Commercial Code, which the Lender reasonably requests the Borrower to execute. The Property subject to the security interest (“Collateral”) is as follows:

125% (One Hundred Twenty Five Percent) of the outstanding balance of the promissory note shall be secured by mortgages and trust deeds owned by the Borrower. The trust deeds and the mortgages shall be free and clear of all encumbrances to the extent of 125% of the outstanding balance. The Borrower is authorized to substitute mortgages and trust deeds, providing they are free and clear of all encumbrances and are current in payment at all times. In the event of default of payments by the Borrower, the Borrower shall assign all interest in the collateral and security to the Lender following any applicable notice or cure period for disposition to fulfill all payments and obligations due and owing. Any excess monies shall be returned to the Borrower after the payment in full of principal and interest in the event of nonpayment. In addition, Lender shall have access to the proceeds of any of the pledged property in the event there is a sale or disposition of the collateral secured, unless it is replaced by similar collateral.

     Section 6. Default Provisions. The occurrence of one or more of the following events shall constitute an event of default:

     6.1 The nonpayment of any principal and/or interest of this loan when the same shall have become due and payable after a 10 day notice has been given to Borrower by Lender.

     6.2 The entry of a decree or order by a court having jurisdiction in the premises adjudging the Borrower a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under the federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of the Borrower, or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days.

     6.3 The institution by the Borrower of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporation action by the Borrower in furtherance of any such action.

     6.4 Default in the obligation of the Borrower for borrowed money, other than this loan, which shall continue for a period of sixty (60) days after the expiration of any cure periods under such loan.

     6.5 This Section 6 shall replace the “Default” provision in the note, and any conflicts before this Section 6 and such “Default” section shall be governed by this Section 6.

     Section 7. Borrower’s Representations and Warranties. Perfection of Security Interest. Borrower agrees to execute financing statements and to take whatever other actions are reasonably requested by Lender to perfect and continue Lender’s security interest in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the collateral, and Borrower will note Lender’s interest upon any and all chattel paper if not delivered to Lender for possession by Lender. This is a continuing Security Agreement and will continue in effect during the term hereof even though all or any part of the indebtedness is paid in full and even though for a period of time Borrower may not be indebted to Lender.

     Section 8. Transactions involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Borrower’s business, or as otherwise provided for in this Agreement, Borrower shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral unless the Collateral that is sold is replaced by similar Collateral or the funds used to pay the note. Borrower shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without prior written consent of lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided, however, this requirement shall not constitutive consent by Lender to any sale or other disposition and shall not apply if the disposed collateral is replaced with similar collateral.

     Section 9. Title. Borrower represents and warrants to Lender that Borrower holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Borrower shall defend Lender’s rights in the Collateral against the claims and demands of all other persons.

     Section 10. Financing Statements. Borrower authorizes Lender to file a UCC-1 financing statement, or alternatively, a copy of this Agreement to perfect Lender’s security interest. At Lender’s request, Borrower additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender’s security interest in the Property. Borrower will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs. Borrower irrevocably appoints Lender to execute financing statements and documents of title in Borrower’s name and to execute all documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement.

     Section 11. Attorney’s Fees; Expenses. Borrower agrees to pay upon demand all reasonable Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement.

     Section 12. Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of South Dakota.

     Section 13. Waive Jury. All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

Borrower:

Authorized signer for Desert Capital Reit, Inc.	Authorized signer for Desert Capital Reit, Inc.

Lender:

Authorized signer for Beresford Bancorporation, Inc.

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